Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED UNDER THE ACT AND UNDER THE LAWS OF THE STATES WHERE EACH SALE IS MADE, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER.

6% PROMISSORY NOTE

$3,000	April 25, 2012

FOR VALUE RECEIVED, Gold Swap Inc., a New York corporation (the "Borrower"), hereby promises to pay to DPIT1 LLC (the "Holder"), the principal sum of Three Thousand Dollars ($3,000.00), with interest accruing thereon at the rate of eight percent (6%) per annum accruing from February 25, 2012. This note shall amend and replace in its entirety the Promissory Note dated February 25, 2012 between the Borrower and the Holder.

Interest shall accrue on the outstanding principal amount of this Note beginning on February 25, 2012 until this Note is paid in full. The principal amount of this Note and all accrued and unpaid interest shall be due and payable on February 25, 2014 (the "Maturity Date"). Upon the occurrence and during the continuance of any Event of Default (as defined below), the amounts then due and payable under this Note (including the entire principal and accrued interest if such payments are accelerated at the election of the Holder) shall bear interest equal to the lesser of (a) the maximum amount permitted to be charged under applicable law or (b) twelve (12%) percent per annum from the due date thereof until paid in full or such Event of Default has been cured or waived (the "Default Interest Rate").

The following additional terms shall apply to this Note:

ARTICLE I
GENERAL

1.1 Payment Records. The amount, date and unpaid balance of the Loan shall be as evidenced by the applicable books and records of the Holder, which shall be conclusive evidence thereof in the absence of manifest error. The Holder is hereby authorized to endorse such particulars of the Loan on the grid attached hereto.

1.2 Payment on Non-Business Day. If this Note, or any payment hereunder, falls due on a Saturday, Sunday or a New York public holiday, this Note shall fall due or such payment shall be made on the next succeeding business day and such additional time shall be included in the computation of any interest payable hereunder.

1.3 Cost of Collection. If any payment due hereunder is not paid when due, the Borrower agrees to pay all costs of collection, including attorney's fees, all of which shall be added to the amount due hereunder, such charges to bear interest at the Default Interest Rate. In addition, if this Note is referred by Holder to any attorney for collection, the Borrower shall pay all attorney fees incurred by Holder therefor.

1.4 Prepayment. The Borrower may prepay all or part of this Note without penalty or premium.

ARTICLE II
EVENTS OF DEFAULT

The occurrence of any of the following events of default (each an "Event of Default") shall, at the option of the Holder, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable:

21 Failure to Pay Principal or Interest. The Borrower fails to pay the principal of this Note or interest hereon when due.

2.2 Breach of Covenant. The Borrower breaches any material covenant or other material term or condition of this Note.

2.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

2.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for its or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.5 Judgments. Any money judgment, writ or similar process shall be entered or filed against Borrower or any of its property or other assets for more than $10,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

2.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

ARTICLE III
REPRESENTATIONS OF BORROWER

Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Holder that:

3.1 Organization, Good Standing and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

3.2 Authorization. All organizational action on the part of the Borrower, its officers and directors necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Borrower hereunder has been taken and the Note constitutes valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

3.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Borrower is required in connection with the consummation of the transactions contemplated by this Note.

3.4 Compliance with Other Instruments. The Borrower is not in violation or default of any provisions of its Certificate of Incorporation or By-laws or of any material instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Borrower. The execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Borrower.

ARTICLE IV
MISCELLANEOUS

4.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices or other communications given or made hereunder shall be in writing and shall be deemed delivered the day telecopied (with copy mailed by overnight courier) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section 4.2: (i) if to the Borrower, to same at the address of Borrower as set forth in the documents filed by the Borrower with the Securities and Exchange Commission; and (ii) if to the Holder, to the address of Holder as set forth in the books and records of the Borrower.

4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. The Holder may not assign the rights and obligations under this Note to a third party without the prior written consent of the Borrower. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5 Governing Law. This Note has been executed in and shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws. Borrower consents to the jurisdiction of the courts sitting in New York in connection with any and all actions arising under this Note.

4.6 Counsel. This Note shall be construed to effectuate the mutual intent of the parties. The parties have cooperated in the drafting and preparation of this Note, and this Note therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Note shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Note. Each party hereto acknowledges and agrees that it has received or has had the opp ortunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance or this Note. The headings contained in this Note are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note.

4.7, Counterparts, This Note may be executed in multiple counterparts and by facsimile, each of which shall be an original, but each of which shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Note to be signed in its name by its duly authorized officer on this 25th day of April, 2012.

GOLD SWAP INC.
By:	/s/ Mel Schlossberg
Name: Mel Schlossberg
Title: CEO

Agreed and Acknowledged:

By:	/s/ DPIT1 LLC
Name: DPIT1 LLC
Title: Holder